Exhibit 23.2

CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Lightspeed POS Inc. of our report dated May 21, 2020, relating to the  consolidated financial statements of Lightspeed POS Inc. as at and for the years ended March 31, 2020 and 2019, which is filed as Exhibit 4.2 to Lightspeed POS Inc.'s Registration Statement on Form F-10, as amended (No. 333-248676).

/s/ PricewaterhouseCoopers LLP
Montréal, Quebec, Canada
December 4, 2020

PricewaterhouseCoopers LLP/s.r.l./s.e.n.c.r.l.
1250 René-Lévesque Boulevard West, Suite 2500, Montréal, Quebec, Canada H3B 4Y1
T: +1 514 205 5000, F: +1 514 876 1502,

“PwC” refers to PricewaterhouseCoopers LLP/s.r.l./s.e.n.c.r.l., an Ontario limited liability partnership.